Exhibit 10.85

Document prepared by and after recording should be returned to:

Beth S. Rubin
SCHIFF HARDIN & WAITE
6600 Sears Tower
Chicago, IL 60606
For Recorder Use Only

CONSTRUCTION DEED OF TRUST, SECURITY AGREEMENT,
FINANCING STATEMENT AND FIXTURE FILING

(with Assignment of Rents)

NOTICE:  THIS INSTRUMENT SECURES THE REPAYMENT OF A PROMISSORY NOTE WHICH CONTAINS VARIABLE RATES OF INTEREST.

ATTENTION:  COUNTY RECORDER—THIS INSTRUMENT COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE DEEDS OF TRUST ON REAL ESTATE ARE RECORDED.  ADDITIONALLY, THIS INSTRUMENT SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A DEED OF TRUST, BUT ALSO AS A FINANCING STATEMENT COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN.  THE MAILING ADDRESSES OF THE TRUSTOR (DEBTOR) AND BENEFICIARY (SECURED PARTY) ARE SET FORTH IN SECTION 7.05 OF THIS DEED OF TRUST.

THIS CONSTRUCTION DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING (WITH ASSIGNMENT OF RENTS) (this “Deed of Trust”) is made as of April  24, 2003, by and among Horizon Group Properties, L.P. a Delaware limited partnership (“Trustor”), with an address of 77 West Wacker Drive, Suite 4200, Chicago, Illinois  60601, First American Title (“Trustee”), whose address is 1850 South Central Street, Visalia, California 93277, and Amster Trading Company Charitable Remainder Unitrust

dated March 10, 2003 (“Beneficiary”), whose address is 23811 Chagrin Boulevard, Suite 200, Beachwood, Ohio 44122.

THIS DEED OF TRUST is given, inter alia, for the purpose of securing a loan (the “Loan”) from Beneficiary, as lender, to Trustor, as borrower, the proceeds of which are to be used, inter alia, for the purpose of constructing improvements on the real property located in the County of Tulare, State of California, more particularly described in Exhibit A attached hereto and by this reference incorporated herein (the “Premises”).  The information required by California Civil Code Section 3097(j) is as follows:

Name and address	Amster Trading Company Charitable Remainder Unitrust
of Lender:	dated March 10, 2003
23811 Chagrin Boulevard, Suite 900
Beachwood, Ohio 44122

Name and address	Horizon Group Properties, L.P.
of Owner:	77 West Wacker Drive, Suite 4200
Chicago, Illinois 60601

FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness herein recited and the trust herein created, the receipt of which is hereby acknowledged, Trustor hereby irrevocably grants, transfers, conveys and assigns to Trustee, IN TRUST, WITH POWER OF SALE, for the benefit and security of Beneficiary, subject to the terms and conditions hereinafter set forth, the Premises;

TOGETHER WITH any and all buildings and improvements now or hereafter erected on the Premises owned by Trustor including, but not limited to the fixtures, attachments, appliances, equipment, machinery, and other articles attached to said buildings and improvements (the “Improvements”), all of which shall be deemed and construed to be a part of the realty;

TOGETHER WITH all rents, issues, profits, royalties, income and other benefits (collectively, the “Rents”) derived from any lease, sublease, license, franchise, concession or other agreement (collectively, the “Leases”) now or hereafter affecting all or any portion of the Premises and the Improvements or the use or occupancy thereof;

TOGETHER WITH all interests, estates or other claims, both in law and in equity, which Trustor now has or may hereafter acquire in the Premises or the Improvements;

TOGETHER WITH all easements, rights-of-way and rights now owned or hereafter acquired by Trustor used in connection therewith or as a means of access thereto, including, without limiting the generality of the foregoing, all rights pursuant to any trackage agreement and all rights to the nonexclusive use of common drive entries, and all tenements, hereditaments and appurtenances thereof and thereto, and all water and water rights and shares of stock evidencing the same;

TOGETHER WITH all leasehold estate, right, title and interest of Trustor in and to all Leases or subleases covering the Premises, the Improvements or any portion thereof now or hereafter existing or entered into, and all right, title and interest of Trustor thereunder including, without limitation, all cash or security deposits, advance rentals, and deposits or payments of similar nature;

TOGETHER WITH all right, title and interest now owned or hereafter acquired by Trustor in and to any greater estate in the Premises or the Improvements;

TOGETHER WITH all right, title and interest of Trustor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Premises, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Premises;

TOGETHER WITH all fixtures and personal property now or hereafter owned by Trustor and attached to or contained in and used in connection with the Premises or the Improvements as more fully described herein;

TOGETHER WITH all the estate, interest, right, title, other claim or demand, both in law and in equity, including claims or demands with respect to the proceeds of insurance in effect with respect thereto, which Trustor now has or may hereafter acquire in the Premises or the Improvements, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Trust Estate (as hereinafter defined), including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages.

The entire estate, property and interest hereby conveyed to Trustee may hereafter be collectively referred to as the “Trust Estate”.

FOR THE PURPOSE OF SECURING:

(a)           payment of indebtedness in the total principal amount of THREE MILLION ONE HUNDRED THOUSAND and No/100 Dollars ($3,100,000.00), with interest thereon, evidenced by that certain Promissory Note in the principal amount of THREE MILLION ONE HUNDRED THOUSAND and No/100 Dollars ($3,100,000.00) (the “Note”) of even date herewith, executed by Trustor pursuant to that certain Construction and Term Loan Agreement between Trustor and Beneficiary of even date herewith (the “Loan Agreement”) which Note and any and all modifications, extensions, renewals and replacements thereof are by this reference hereby made a part hereof;

(b)           payment of all sums advanced by Beneficiary to protect the Trust Estate, with interest thereon from the date of the advance at the Interest Rate or the Default Interest Rate as applicable (as each such term is defined in the Note) (which rates of interest an hereinafter sometimes referred to collectively as the “Agreed Rate”);

(c)           payment of all other sums, with interest thereon, which may hereafter be loaned to Trustor, or its successors or assigns, by Beneficiary, or its successors or assigns when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust;

(d)           performance of every obligation, covenant or agreement of Trustor contained herein and in the Note or the Loan Agreement or any other documents executed in conjunction therewith and all supplements, amendments and modifications thereto and all extensions and renewals thereof;

(e)           performance of every obligation, covenant and agreement of Trustor contained in any agreement now or hereafter executed by Trustor which recites that the obligations thereunder are secured by this Deed of Trust; and

(f)            substantial compliance with and performance of each and every material provision of any declaration of covenants, conditions and restrictions pertaining to the Trust Estate or any portion thereof.

This Deed of Trust, the Note, the Loan Agreement and any other deeds of trust, mortgages, agreements, guaranties or other instruments given to evidence or further secure the payment and performance of any obligation secured hereby may hereafter be collectively referred to as the “Loan Documents”.  All initially-capitalized terms used and not otherwise defined in this Deed of Trust shall have the same meaning herein as given to such terms in the Note or the Loan Agreement.

TO PROTECT THE SECURITY OF THIS DEED OF TRUST, TRUSTOR HEREBY COVENANTS AND AGREES AS FOLLOWS:

ARTICLE I

COVENANTS AND AGREEMENTS OF TRUSTOR

1.01.       Payment of Secured Obligations.  Trustor shall pay when due the principal of and the interest on the indebtedness evidenced by the Note; all charges, fees and other sums as provided in the Loan Documents; the principal of and interest on any future advances secured by this Deed of Trust; and the principal of and interest on any other indebtedness secured by this Deed of Trust.

1.02.       Maintenance, Repair, Alterations and Compliance with Laws.  Trustor shall (a) maintain, preserve and keep the Trust Estate in good condition and repair; (b) not remove, demolish or substantially alter any of the Improvements except as may be required by law or upon the prior written consent of Beneficiary; (c) complete promptly and in a good and workmanlike manner any Improvement which may be now or hereafter constructed on the Premises and promptly restore in like manner any portion of the Improvements which may be damaged or destroyed thereon from any cause whatsoever, and pay when due all claims for labor performed and materials furnished therefor; (d) comply with all laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Trust Estate or any part thereof or requiring any alterations or improvements; (e) use commercially reasonable efforts to not commit or permit any waste or deterioration of the Trust Estate, and keep and maintain abutting grounds, sidewalks, roads, parking and landscape areas in good and neat order and repair; and (f) use commercially reasonable efforts to not commit, or knowingly suffer or permit any act to be done in or upon the Trust Estate in violation of any law, ordinance or regulation.  Trustor shall not apply for, or willingly suffer or permit any change in zoning, subdivision or land use regulations affecting the Property without first obtaining the written consent of Beneficiary.

1.03.       Required Insurance.  Trustor shall at all times provide, maintain and keep in force or cause to be provided, maintained and kept in force, at no expense to Trustee or Beneficiary, policies of insurance in form and amounts as are acceptable to Beneficiary and are  customary and reasonable for developments similar to the Premises.  All such policies of insurance required by Beneficiary shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy with the agreement of the insurer waiving all rights of setoff, counterclaim or deductions against Trustor and shall not be cancellable with less than thirty (30) days written notice to Beneficiary.

1.04.       Delivery of Policies, Payment of Premiums.

(a)           All policies of insurance shall name Beneficiary as loss payee and an additional insured.  Trustor shall furnish Beneficiary with an original, a certified copy of an original or a certificate of all policies of insurance required under Section 1.03 above which sets forth the coverage, the limits of liability, the name of the carrier, the policy number and the period of coverage.  Trustor may provide any of the required insurance through blanket policies carried by Trustor and covering more than one location, or by policies procured by a tenant or other party holding under Trustor; provided, however, all such policies shall be in form and substance and issued by companies satisfactory to Beneficiary.  At least thirty (30) days prior to the expiration of each required policy, Trustor shall deliver to Beneficiary evidence of the renewal or replacement of such policy, continuing insurance in form and substance as required by this Deed of Trust.  All such policies shall contain a provision that, notwithstanding any contrary agreement between Trustor and insurance company, such policies will not be cancelled, allowed to lapse without renewal, surrendered or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least thirty (30) days’ prior written notice to Beneficiary.

(b)           In the event Trustor fails to provide, maintain, keep in force or deliver to Beneficiary the policies of insurance required by this Deed of Trust or by any Loan Document, Beneficiary may (but shall have no obligation to) procure such insurance or single-interest insurance for such risks covering Beneficiary’s interest, and Trustor will pay all premiums thereon promptly upon demand by Beneficiary, and until such payment is made by Trustor, the amount of all such premiums shall bear interest at the Default Interest Rate.  Upon written request by Beneficiary after an Event of Default, Trustor shall deposit with Beneficiary in monthly installments, an amount equal to one-twelfth (1/12) of the estimated aggregate annual insurance premiums on all policies of insurance required by this Deed of Trust.  In such event Trustor further agrees to cause all bills, statements or other documents relating to the foregoing insurance premiums to be sent or mailed directly to Beneficiary.  Upon receipt of such bills, statements or other documents evidencing that a premium for a required policy is then payable, and providing Trustor has deposited sufficient funds with Beneficiary pursuant to this Section 1.04(b), Beneficiary shall timely pay such amounts as may be due thereunder out of the funds so deposited with Beneficiary.  If at any time and for any reason the funds deposited with Beneficiary are or will be insufficient to pay such amounts as may be then or subsequently due, Beneficiary shall notify Trustor and within fifteen (15) days thereof Trustor shall deposit an amount equal to such deficiency with Beneficiary.  Notwithstanding the foregoing, nothing contained herein shall cause Beneficiary to be deemed a trustee of said funds or to be obligated to pay any amounts in excess of the amount of funds deposited with Beneficiary pursuant to this Section 1.04(b), nor shall anything contained herein modify the obligation of Trustor set forth in Section 1.03 hereof to maintain and keep such insurance in force at all times.  Beneficiary may commingle said reserve with its own funds and Trustor shall be entitled to no interest thereon.

1.05.       Casualties; Insurance Proceeds.  Trustor shall give prompt written notice thereof to Beneficiary after the happening of any casualty to or in connection with the Trust Estate or any part thereof, whether or not covered by insurance (a “Casualty”).  In the event of such Casualty, all proceeds of insurance shall be payable to Beneficiary, and Trustor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Beneficiary.  If Trustor receives any proceeds of insurance resulting from such casualty, Trustor shall promptly pay over such proceeds to Beneficiary.  Beneficiary and Trustor shall use reasonably cooperative efforts to settle, adjust or compromise any and all claims for loss, damage or destruction under any policy or policies of insurance.  In the event of any damage or destruction of the Premises or the Improvements, and provided that there is no Event of Default hereunder or under the other Loan Documents and provided that the Beneficiary has determined, in its reasonable discretion, that the insurance proceeds received by it are sufficient to pay for the cost of completion of the work to repair and restore the Improvements free and clear of any liens, Beneficiary shall apply all loss proceeds to the restoration of the Improvements.  If Beneficiary elects to apply insurance proceeds toward repairing, restoring, and rebuilding the Improvements, such insurance proceeds shall be made available therefor, by Beneficiary, or such other depositary designated by Beneficiary, from time to time, to Trustor or at Beneficiary’s option in accord with the Loan Agreement or directly to contractors, subcontractors, material suppliers and other persons entitled to payment in accordance with and subject to such additional reasonable conditions to disbursement as Beneficiary may impose to insure that the work is fully completed in a good and workmanlike manner and paid for and that no liens or claims arise by reason thereof, upon Beneficiary’s being furnished with evidence satisfactory to Beneficiary of the estimated cost of such repairs, restoration and rebuilding and with architect’s and other certificates, waivers of lien, certificates, contractors’ sworn statements, and other evidence of the estimated cost thereof and of payments as Beneficiary may reasonably require and approve.  In addition to the foregoing, if the estimated cost of the work exceeds ten percent (10%) of the original principal amount of the indebtedness secured hereby, Trustor shall also deliver to Beneficiary for its prior approval evidence satisfactory to Beneficiary that the appraised value of the Trust Estate after such work will not be less than its appraised value established in the “As Completed” appraisal delivered to Beneficiary on or prior to the date hereof and all plans and specifications for such repairs, restoration and rebuilding as Beneficiary may require and approve.  No payment made prior to the final completion of the work shall exceed ninety percent (90%) of the value of the repair, restoration or rebuilding work performed, from time to time, and at all times the undisbursed balance of such proceeds remaining in the custody or control of Beneficiary shall be at least sufficient to pay for the cost of completion of the work, free and clear of any liens.  Beneficiary may, at any time after an Event of Default hereunder, or a default under any of the other Loan

Documents, procure and substitute for any and all of the insurance policies so held as aforesaid, such other policies of insurance in such amounts and carried in such companies as Beneficiary may select.  Beneficiary may commingle any such funds held by it hereunder and shall not be obligated to pay any interest in respect of any sums held by or on behalf of it.  If there is an Event of Default hereunder or if any one or more of the conditions of the Loan Agreement have not been met at the time of receipt of any insurance proceeds or if the insurance proceeds are not sufficient in Beneficiary’s sole discretion, to complete any repairs, restoration or rebuilding to the Improvements free and clear of any liens, then Beneficiary shall not be obligated to make any further disbursements pursuant to the Loan Agreement and Beneficiary shall apply all such proceeds remaining after deduction of all expenses and collection and settlement thereof, including without limitation, reasonable attorneys’ fees and costs and adjustors’ fees and charges, to the repayment of the outstanding balance of the Note, together with accrued interest, notwithstanding that the outstanding balance may not be due and payable.  Nothing herein contained shall be deemed to excuse Trustor from repairing or maintaining the Trust Estate as provided in Section 1.02 hereof or restoring all damage or destruction to the Trust Estate, regardless of whether or not there are insurance proceeds available to Trustor or whether any such proceeds are sufficient in amount, and the application or release by Beneficiary of any insurance proceeds shall not cure or waive any default or notice of default under this Deed of Trust or invalidate any act done pursuant to such notice.

1.06.       Assignment of Policies Upon Foreclosure.  In the event of foreclosure of this Deed of Trust or other transfer of title or assignment of the Trust Estate in extinguishment, in whole or in part, of the debt secured hereby, all right, title and interest of Trustor in and to all policies of insurance required by Section 1.03 and covering solely the Trust Estate or any portion thereof shall inure to the benefit of and pass to the successor in interest to Trustor or to the purchaser or grantee of the Trust Estate.

1.07.       Financial Statements.  During the term of this Deed of Trust, Trustor shall deliver to Beneficiary copies of such financial statements as required pursuant to the Loan Agreement.  In addition, during the term of this Deed of Trust, Trustor shall deliver to Beneficiary, within thirty (30) days after filing, copies of federal tax returns of Borrower and Guarantor (as such term is defined in the Loan Agreement).  Beneficiary shall have the right during normal business hours, to audit and inspect all books and records relating thereto upon two (2) Business Days’ notice to Trustor.

1.08.       Indemnification; Subrogation; Waiver of Offset.

(a)           If Beneficiary is made a party to any litigation concerning the Note, this Deed of Trust, any of the Loan Documents, the Trust Estate or any part thereof or interest therein, or the occupancy of the Trust Estate by Trustor, then Trustor shall indemnify, defend and hold Beneficiary harmless from all liability by reason of said litigation, including reasonable attorneys’ fees and expenses incurred by Beneficiary as a result of any such litigation, whether or not any such litigation is prosecuted to judgment.  However, Trustor shall not be obligated to indemnify, defend and hold Beneficiary harmless from and against any claims or liability which are attributable to the gross negligence or willful misconduct of Beneficiary.  Beneficiary may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment, following any breach by Trustor, Trustor shall pay Beneficiary reasonable attorneys’ fees and expenses incurred by Beneficiary, whether or not an action is actually commenced against Trustor by reason of its breach.

(b)           All sums payable by Trustor pursuant to this Deed of Trust shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Trustor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of:  (i) any damage to or destruction of or any condemnation or similar taking of the Trust Estate or any part thereof; (ii) any restriction or prevention of or interference by any third party with any use of the Trust Estate or any part thereof; (iii) any title defect or encumbrance or any eviction from the Premises or the Improvements or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Beneficiary, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary, or by any court, in any such proceeding; (v) any claim which Trustor has or might have against Beneficiary; (vi) any default or failure on the part of Beneficiary to perform or comply with any of the terms hereof or of any other agreement with Trustor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Trustor shall have notice or knowledge of any of the foregoing.  Except as expressly provided herein, Trustor waives all rights now or hereafter covered by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Trustor.

1.09.       Taxes and Impositions.

(a)           Trustor shall pay, or cause to be paid prior to delinquency, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including, without limitation, nongovernmental levies or assessments such as maintenance charges, levies or charges resulting from covenants, conditions and restrictions affecting the Trust Estate, which are assessed or imposed upon the Trust Estate, or become due and payable, and which create, may create or appear to create a lien upon the Trust Estate, or any part thereof, or upon any property, equipment or other facility used in the operation or maintenance thereof (all the above shall collectively be hereinafter referred to as “Impositions”); provided, however, that if, by law any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Trustor may pay the same or cause it to be paid, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.

(b)           If at any time after the date hereof there shall be assessed or imposed (i) a tax or assessment on the Trust Estate in lieu of or in addition to the Impositions payable by Trustor pursuant to Section 1.09(a), or (ii) a license fee, tax or assessment imposed on Beneficiary and measured by or based in whole or in part upon the amount of the outstanding obligations secured hereby, then all such taxes, assessments or fees shall be deemed to be included within the term “Impositions” as defined in Section 1.09(a) and Trustor shall pay and discharge the same as herein provided with respect to the payment of Impositions.  If

Trustor fails to pay such Impositions prior to delinquency, Beneficiary may at its option declare all obligations secured hereby together with all accrued interest thereon, immediately due and payable.  Anything to the contrary herein notwithstanding, Trustor shall have no obligation to pay any franchise, estate, inheritance, income, excess profits or similar tax levied on Beneficiary or on the obligations secured hereby.

(c)           Subject to the provisions of Section 1.09(d) and upon request by Beneficiary, Trustor shall deliver to Beneficiary within thirty (30) days after the last date prior to delinquency for payment of any such Imposition official receipts of the appropriate taxing authority, or other proof satisfactory to Beneficiary, evidencing the payment thereof.

(d)           Trustor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate proceedings, but such right shall not be deemed or construed in any way as relieving, modifying or extending Trustor’s covenant to pay any such Imposition at the time and in the manner provided in this Section 1.09, unless (i) Trustor shall demonstrate to Beneficiary’s reasonable satisfaction that the proceedings to be initiated by Trustor shall operate to prevent the sale of the Trust Estate, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings; or (ii) Trustor shall furnish a good and sufficient bond or surety as requested by and satisfactory to Beneficiary; or (iii) Trustor shall demonstrate to Beneficiary’s satisfaction that Trustor has provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of any such sale.

(e)           Upon written request of Beneficiary after an Event of Default, Trustor shall pay to Beneficiary monthly installments in an amount equal to one-twelfth (1/12) of the sum of the annual Impositions reasonably estimated by Beneficiary, for the purpose of paying the installment of Impositions next due on the Trust Estate (funds deposited for this purpose shall hereinafter be referred to as “Impounds”).  In such event Trustor further agrees to cause all bills, statements or other documents relating to Impositions to be sent or mailed directly to Beneficiary.  Upon receipt of such bills, statements or other documents, and providing Trustor has deposited sufficient Impounds with Beneficiary pursuant to this Section 1.09(e), Beneficiary shall timely pay such amounts as may be due thereunder out of the Impounds so deposited with Beneficiary.  If at any time and for any reason the Impounds deposited with Beneficiary are or will be insufficient to pay such amounts as may then or subsequently be due, Beneficiary may notify Trustor and within fifteen (15) days of such notice Trustor shall deposit an amount equal to such deficiency with Beneficiary.  Notwithstanding the foregoing, nothing contained herein shall cause Beneficiary to be deemed a trustee of said funds or to be obligated to pay any amounts in excess of the amount of funds deposited with Beneficiary pursuant to this Section 1.09(e).  Beneficiary may commingle Impounds with its own funds and shall not be obligated to pay or allow any interest on any Impounds held by Beneficiary pending disbursement or application hereunder.  Beneficiary may reserve for future payment of Impositions such portion of the Impounds as Beneficiary may in its absolute discretion deem proper.  Upon an Event of Default under any of the Loan Documents or this Deed of Trust, Beneficiary may apply the balance of the Impounds upon any indebtedness or obligation secured hereby in such order as Beneficiary may determine, notwithstanding that said indebtedness or the performance of said obligation may not yet be due according to the terms thereof.  Should Trustor fail to deposit with Beneficiary (exclusive of that portion of said payments which has been applied by Beneficiary upon any indebtedness or obligation secured hereby) sums sufficient to fully pay such Impositions before delinquency thereof, Beneficiary may, at Beneficiary’s election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be secured hereby and shall be repayable to Beneficiary as herein elsewhere provided, or at the option of Beneficiary the latter may, without making any advance whatever, apply any Impounds held by it upon any indebtedness or obligation secured hereby in such order as Beneficiary may determine, notwithstanding that said indebtedness or the performance of said obligation may not yet be due according to the terms thereof.  Should any Event of Default occur or exist on the part of the Trustor in the payment or performance of any of Trustor’s or Guarantor’s obligations under the terms of the Loan Documents, Beneficiary may, at any time at Beneficiary’s option, apply any sums or amounts in its hands received pursuant to Sections 1.04(b) and 1.09(e) hereof, or as rents or income of the Trust Estate or otherwise, to any indebtedness or obligation of the Trustor secured hereby in such manner and order as Beneficiary may elect, notwithstanding said indebtedness or the performance of said obligation may not yet be due according to the terms thereof.  The receipt, use or application of any such Impounds paid by Trustor to Beneficiary hereunder shall not be construed to affect the maturity of any indebtedness secured by this Deed of Trust or any of the rights or powers of Beneficiary or Trustee under the terms of the Loan Documents or any of the obligations of Trustor or Guarantor under the Loan Documents.

(f)            Trustor shall use commercially reasonable best efforts so as to not suffer, permit or initiate the joint assessment of any real and personal property which may constitute all or a portion of the Trust Estate or suffer, permit or initiate any other procedure whereby the lien of the real property taxes and the lien of the personal property taxes shall be assessed, levied or charged to the Trust Estate as a single lien.

(g)           If requested by Beneficiary, Trustor shall cause to be furnished to Beneficiary a tax reporting service covering the Trust Estate of the type, duration and with a company satisfactory to Beneficiary.

1.10.       Utilities.  Trustor shall pay or shall cause to be paid prior to delinquency all utility charges which are incurred by Trustor for the benefit of the Trust Estate or which may become a charge or lien against the Trust Estate for gas, electricity, water or sewer services furnished to the Trust Estate and all other assessments or charges of a similar nature, whether public or private, affecting or related to the Trust Estate or any portion thereof, whether or not such taxes, assessments or charges are or may become liens thereon.

1.11.       Actions Affecting Trust Estate.  Trustor shall appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and shall pay all costs and expenses, including the cost of evidence of title and reasonable attorneys’ fees and costs, in any such action or proceeding in which Beneficiary or Trustee may appear.

1.12.       Actions By Trustee or Beneficiary to Preserve Trust Estate.  After the occurrence of an Event of Default, Beneficiary and/or Trustee, each in its own discretion, without obligation so to do, without releasing Trustor from any obligation, and without notice to or demand upon Trustor, may make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof.  In connection therewith (without limiting their general powers, whether conferred herein, in another Loan Document or by law), Beneficiary and Trustee shall have and are hereby given the right, but not the obligation, (a) to enter upon and take possession of the Trust Estate; (b) to make additions, alterations, repairs and improvements to the Trust Estate which they or either of them may consider necessary or proper to keep the Trust Estate in good condition and repair; (c) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Beneficiary or Trustee; (d) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which in the judgment of either may affect or appears to affect the security of this Deed of Trust or be prior or superior hereto; and (e) in exercising such powers, to pay necessary expenses, including employment of counsel or other necessary or desirable consultants.  Trustor shall, within fifteen (15) days of demand therefor by Beneficiary and Trustee or any of them, pay to Beneficiary and Trustee an amount equal to all amounts advanced by Beneficiary and reasonable costs and expenses incurred by them in connection with the exercise by either Beneficiary or Trustee or both of the foregoing rights, including, without limitation, costs of evidence of title, court costs, appraisals, surveys and receiver’s, trustee’s and attorneys’ fees and costs, together with interest thereon from the date of such expenditures at the Agreed Rate.

1.13.       Transfer of Trust Estate by Trustor.  Beneficiary has found Trustor’s particular expertise to be an important element in its decision to enter into the Loan Agreement, and advance funds to the Trustor, and Beneficiary continues to rely upon such expertise to ensure the satisfactory completion of the Project and administration of the Premises.  Therefore, Trustor agrees that, unless Beneficiary otherwise consents in writing, (a) Trustor will not sell, lease, transfer or convey (whether directly or indirectly), or permit to be sold, leased, transferred or conveyed (whether directly or indirectly), at any time, by agreement for sale or in any other manner (whether directly or indirectly), whether voluntarily, involuntarily, by operation of law or otherwise, any portion of the Trust Estate or Trustor’s interest therein, and (b) the general partner of Trustor will not assign, transfer, hypothecate, pledge, convey or dispose of, whether voluntarily involuntarily, by operation of law or otherwise, legal or beneficial ownership of any interest in Trustor or approve or consent to the assignment, transfer, hypothecation, pledge, conveyance or disposal of, whether voluntarily, involuntarily, by operation of law or otherwise, legal or beneficial ownership of any guarantor’s interest in Trustor.  Consent to one such transaction shall not be deemed to be a waiver of the right to consent to future or successive transactions.  Beneficiary may grant or deny such consent in its reasonable discretion and, if consent should be given, any such transfer shall be subject to this Deed of Trust, and any such transferee shall assume all obligations hereunder and under the other Loan Documents and agree to be bound by all provisions contained herein and therein.  Beneficiary may condition its consent to the requirement that:  (i) Trustor, or any guarantor of Trustor’s obligations under the Note, remain obligated thereunder, (ii) one or more of the indemnitors under the Environmental Indemnification Agreement remain obligated thereunder, and (iii) such transferee execute and deliver a written environmental indemnification agreement in form and substance reasonably satisfactory to Beneficiary.  If any of the events described in (a) or (b) shall occur without the prior written consent of Beneficiary the Note and all other sums secured by this Deed of Trust may be declared due and payable at the option of Beneficiary.  The foregoing shall not be deemed to apply to taking of the Trust Estate, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation or otherwise.  A transfer or conveyance in violation of this Section 1.13 shall be referred to as a “Prohibited Transfer”.

1.14.       Full Performance Required; Survival of Warranties.  All representations, warranties and covenants of Trustor contained in any loan application or other written document executed by Trustor in connection with the Note secured hereby or contained in the Loan Documents or incorporated by reference therein, shall survive the execution and delivery of this Deed of Trust and shall remain continuing obligations, warranties and representations of Trustor so long as any portion of the obligations secured by this Deed of Trust remain outstanding.

1.15.       Eminent Domain.  In the event that any proceeding or action be commenced for the taking of the Trust Estate, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation or otherwise, or if the same be taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner (a “Condemnation”), or should Trustor receive any notice or other information regarding such proceeding, or in any other manner, or should Trustor receive any notice or other information regarding such proceeding, action, taking or damage, Trustor shall give prompt written notice thereof to Beneficiary.  Beneficiary shall be entitled at its option, without regard to the adequacy of its security, to commence, appear in and prosecute in its own name any such action or proceeding.  Beneficiary shall also be entitled to make any compromise or settlement in connection with such taking or any damage to the Premises or the Improvements incidental to such taking.  All compensation, awards, damages, rights of action and proceeds awarded to Trustor by reason of any such taking or damage incidental to such taking to the Premises of the Improvements, or any part thereof or any interest therein for public or quasi-public use under the power of eminent domain by reason of any public improvement or condemnation proceeding, or in any other similar manner (the “Condemnation Proceeds”) are hereby assigned to Beneficiary and Trustor agrees to execute such further assignments of the Condemnation Proceeds as Beneficiary or Trustee may require.  After deducting therefrom all reasonable costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit), including reasonable attorneys’ fees, incurred by it in connection with any such action or proceeding, Beneficiary shall apply all such Condemnation Proceeds to the restoration of the Improvements, provided that:

(a)           the taking or damage will not, in Beneficiary’s reasonable judgment, materially affect the contemplated use and operation of the Improvements;

(b)           there is no Event of Default hereunder;

(c)           all terms and conditions of the Loan Agreement have been met; and

(d)           there are sufficient Condemnation Proceeds, in Beneficiary’s sole discretion, which alone or when added to undisbursed loan proceeds under the Loan Agreement will be sufficient to restore the Improvements.

If all of the above conditions are met, Beneficiary shall disburse the Condemnation Proceeds only as repairs or replacements are effected and continuing expenses become due and payable.  If any one or more of the above conditions are not met, Beneficiary shall have the right to apply all of the Condemnation Proceeds, after deductions as herein provided, to the repayment of the outstanding balance of the Note, together with accrued interest thereon, notwithstanding that said outstanding balance may not be due and payable; and Beneficiary shall have not further obligation to make disbursements pursuant to the Loan Agreement or any other Loan Documents.  If the Condemnation Proceeds are not sufficient to repay the Note in full, Trustor shall immediately pay any remaining balance, together with accrued interest thereon.  Application or release of the Condemnation Proceeds as provided herein shall not cure or waive any default or notice of default hereunder or under any other Loan Document or invalidate any act done pursuant to such notice.

1.16.       Additional Security.  No other security now existing, or hereafter taken, to secure the obligations secured hereby shall be impaired or affected by the execution of this Deed of Trust; and all additional security shall be taken, considered and held as cumulative.  The taking of additional security, execution of partial releases of the security, or any extension of the time of payment of the indebtedness shall not diminish the force, effect or lien of this Deed of Trust and shall not affect or impair the liability of any maker, surety or endorser for the payment of said indebtedness.  In the event Beneficiary at any time holds additional security for any of the obligations secured hereby, it may enforce the sale thereof or otherwise realize upon the same, at its option, either before, concurrently, or after a sale is made hereunder.

1.17.       Appointment of Successor Trustee.  Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary, mailed to Trustor and recorded in the county in which the Trust Estate is located and by otherwise complying with the provisions of applicable law, substitute a successor or successors to any Trustee named herein or acting hereunder; and said successor shall, without conveyance from the Trustee predecessor, succeed to all title, estate, rights, powers and duties of said predecessor.

1.18.       Successors and Assigns.  This Deed of Trust applies to, inures to the benefit of and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns.  The term “Beneficiary” shall mean the owner and holder of the Note, whether or not named as Beneficiary herein.

1.19.       Inspections.  Upon three (3) Business Days notice to Trustor, Beneficiary, or its agents, representatives or workers, are authorized to enter at any reasonable time upon or in any part of the Trust Estate for the purpose of inspecting the same and for the purpose of performing any of the acts it is authorized to perform hereunder or under the terms of any of the Loan Documents.  Beneficiary may upon three (3) Business Days notice to Trustor enter its principal place of business for the purpose of examining its books and records.

1.20.       Liens.  Trustor shall pay and promptly discharge, at Trustor’s cost and expense, all monetary liens, encumbrances and charges upon the Trust Estate, or any part thereof or interest therein other than the Permitted Exceptions (as defined in the Loan Agreement); provided that Trustor shall have the right to contest in good faith the validity of any such lien, encumbrance or charge in accordance with the terms of the Loan Agreement or Section 1.09(d) hereof or provided that the Trustor has furnished sufficient additional collateral to the Beneficiary in its sole and absolute discretion.  If Trustor shall fail to remove and discharge any such lien, encumbrance or charge as required hereby, then, in addition to any other right or remedy of Beneficiary, Beneficiary may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien, encumbrance or charge by depositing in a court a bond for the amount claimed or otherwise giving security for such claim, or by procuring such discharge in such manner as is or may be prescribed by law.  Trustor shall, within fifteen (15) days after demand therefor by Beneficiary, pay to Beneficiary an amount equal to all costs and expenses incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing right to discharge any such lien encumbrance or charge, including reasonable attorneys’ fees, together with interest thereon from the date of such expenditure at the Default Interest Rate.

1.21.       Trustee’s Powers.  At any time, or from time to time, without liability therefor and without notice to Trustor, upon written request of Beneficiary and presentation of this Deed of Trust and the Note secured hereby for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby or the effect of this Deed of Trust upon the remainder of said Trust Estate, Trustee may (a) reconvey any part of said Trust Estate, (b) consent in writing to the making of any map or plat thereof, (c) join in granting any easement thereon, (d) or join in any extension agreement or any agreement subordinating the lien or charge hereof.

1.22.       Beneficiary’s Powers.  Without affecting the liability of any other person liable for the payment of any obligation herein mentioned, and without affecting the lien or charge of this Deed of Trust upon any portion of the Trust Estate not then or theretofore released as security of the full amount of all unpaid obligations, Beneficiary may, from time to time and without notice (a) release any person so liable, (b) extend the maturity or alter any of the terms of any such obligation, (c) grant other indulgences, (d) release or reconvey or cause to be released or reconveyed at any time at Beneficiary’s option any parcel, portion or all of the Trust Estate, (e) take or release any other or additional security for any obligation herein mentioned, or (f) make compositions or other arrangements with debtors in relation thereto.

1.23.       Trade Names.  At the request of Beneficiary, Trustor shall execute a certificate in form satisfactory to Beneficiary listing the trade names or fictitious business names under which Trustor intends to operate the Trust Estate or any business located thereon and representing and warranting that Trustor does business under no other trade names or fictitious business names with respect to the Trust Estate.  Trustor shall immediately notify Beneficiary in writing of any charge in said trade names or fictitious business names, and will, upon request of Beneficiary, execute any additional financing statements and other certificates necessary to reflect the change in trade names or fictitious business names.

1.24.       Leasehold.  If a leasehold estate constitutes a portion of the Trust Estate, Trustor agrees not to amend, change terminate or modify such leasehold estate or any interest therein without the prior written consent of Beneficiary.  Consent to one amendment, change, agreement or modification shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications.  Trustor agrees to perform all obligations and agreements under said leasehold and shall not take any action or omit to take any action which would effect or permit the termination of said leasehold.  Trustor agrees to promptly notify Beneficiary in writing with respect to any default or alleged default by any party thereto and respect to any default or alleged default by any party thereto and to deliver to Beneficiary copies of all notices, demands, complaints or other communications received or given by Trustor with respect to any such default or alleged default.  Beneficiary shall have the option to cure any such default and to perform any or all of Trustor’s obligations thereunder.  All sums expended by Beneficiary in curing any such default shall be secured hereby and shall be immediately due and payable without demand or notice and shall bear interest from the date of expenditure at the Default Interest Rate.

ARTICLE II

ASSIGNMENT OF RENTS, ISSUES AND PROFITS

2.01.       Intentionally Omitted.

2.02.       Assignment to Trustee.  Trustor hereby assigns and transfers to Trustee all the rents of the Trust Estate, and hereby gives to and confers upon Trustee the right, power and authority to collect such rents.  Trustor irrevocably appoints Trustee its true and lawful attorney-in-fact, at the option of Beneficiary at any time and from time to time upon and after the occurrence of an Event of Default, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Trustor, Trustee or Beneficiary, for all such rents, issues and profits and apply the same to the indebtedness secured hereby; provided, however, that so long as an Event of Default shall not have occurred hereunder and be continuing, Trustor shall have the right to collect such rents.  Upon request of Beneficiary, Trustor shall execute and deliver to Beneficiary, in recordable form, a specific assignment of any Lease, now or hereafter affecting the Trust Estate or any portion thereof, to further evidence the assignment hereby made.

2.03.       Election of Remedies.  Upon the occurrence of any Event of Default hereunder Beneficiary may, at its option, exercise its rights (or cause the Trustee to exercise) its rights hereunder.  If Beneficiary elects to exercise its rights hereunder, Beneficiary or Trustee may, at any time without notice, either in person, by agent or by a receiver appointed by a court, enter upon and take possession of all or any portion of the Trust Estate, enforce all Leases, collect all Rents, including those past due and unpaid, and apply the same, to the costs and expenses of operation and collection, including, without limitation, attorneys’ fees and costs, and to any indebtedness then secured hereby, and in such order as Beneficiary may determine.  In connection with the exercise by Beneficiary of its rights hereunder, Trustor agrees that Beneficiary shall have the right to specifically enforce such rights and to obtain the appointment of a receiver in accordance with the provision of Section 5.05 hereof without regard to the value of the Trust Estate or the adequacy of any security for the obligations then secured hereby.  The collection of such Rents or the entering upon and taking possession of the Trust Estate, or the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default, or be deemed or construed to make Beneficiary a mortgagee-in-possession of the Trust Estate or any portion thereof.

ARTICLE III

TRUSTOR’S REPRESENTATIONS

3.01.       Trustor’s Representations.  Trustor hereby represents and covenants to Beneficiary that:

(a)           Trustor is lawfully seized of the Trust Estate hereby mortgaged, granted and conveyed and has the right to mortgage, grant and convey the Trust Estate that the Trust Estate is unencumbered except for the Permitted Exceptions and that Trustor will warrant and defend generally the title to the Trust Estate or any portion thereof, against any and all claims and demands, subject only to the schedule of exceptions, if any, listed in the title insurance policy insuring Beneficiary’s interest in the Premises.

(b)           The execution, delivery and performance of the Note and the other Loan Documents (i) have received all necessary governmental approval; (ii) do not violate any provision of any law, any order of any court or agency of government or any indenture, agreement or other instrument to which Trustor is a party, or by which it or any portion of the Premises is bound; and (iii) are not in conflict with, nor will it result in breach of, or constitute (with due notice and/or lapse of time) a default under any indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever, upon any of its property or assets, except as contemplated by the provisions of this Deed of Trust.

(c)           The Note and the other Loan Documents, when executed and delivered by Trustor will constitute the legal, valid and binding obligations of Trustor and all other obligors named therein, if any, in accordance with their respective terms.

(d)           All other information, reports, papers, balance sheets, statements of profit and loss, and data given to Beneficiary or its agents and employees regarding Trustor or any other party obligated under the terms of the Note or any of the other Loan Documents are accurate and correct in all material respects, and are complete insofar as completeness may be necessary to give Beneficiary a true and accurate knowledge of the subject matter.

(e)           There is not now pending against or affecting Trustor or any other party obligated under the terms of the Note or any of the other Loan Documents, nor, to the best of Trustor’s knowledge, is there threatened any action, suit or proceeding at law, in equity or before any administrative agency which, if adversely determined, would materially impair or affect the financial condition or operation of Trustor.

3.02.       Hazardous Waste.  Based solely on the Environmental Reports (as such term is defined in the Loan Agreement), Trustor represents and warrants that the Premises are in compliance with all “Environmental Laws” (as hereinafter defined); that, there are no conditions existing that require cleanup, removal or other remedial action pursuant to any Environmental Laws; that Trustor is not a party to any litigation or administrative proceeding, nor, to the best of Trustor’s knowledge, is there any litigation or administrative proceeding contemplated or threatened which would assert or allege any violation of any Environmental Laws; that neither the Premises nor Trustor is subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws; and that no permits or licenses are required under any Environmental Laws regarding the Premises.  The term “Environmental Laws” shall mean any and all federal, state and local laws, statutes, regulations, ordinances, codes, rules and other governmental restrictions or requirements relating to the environment or hazardous substances, including without limitation the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 and the Federal Comprehensive Environmental Responsibility, Cleanup and Liability Act of 1980, as well as all regulations of the United States Environmental Protection Agency, the Nuclear Regulatory Agency and any state department of natural resources or state environmental protection agency of the State of California now or at any time hereafter in effect.  Trustor covenants and agrees to comply with all applicable Environmental Laws; to provide to Beneficiary immediately upon receipt copies of any correspondence, notice, pleading, citation, indictment, complaint, order or other document received by Trustor asserting or alleging a circumstance or condition that requires or may require a cleanup, removal or other remedial action under any Environmental Laws, or that seeks criminal or punitive penalties for an alleged violation of any Environmental Laws; and to advise Beneficiary in writing as soon as Trustor becomes aware of any condition or circumstances which makes any of the representations or statements contained in this Paragraph incomplete or inaccurate.  In the event Beneficiary obtains or receives written evidence that any such circumstance might exist, Trustor agrees, at Trustor’s expense and at the request of Beneficiary, to permit an environmental audit to be conducted by Beneficiary or an independent agent selected by Beneficiary.  This provision shall not relieve Trustor from conducting its own environmental audits or taking any other steps necessary to comply with any Environmental Laws.  If, in the opinion of Beneficiary, there exists any uncorrected violation by Trustor of an Environmental Law or any condition which requires or may require any cleanup, removal or other remedial action under any Environmental Laws, and such cleanup, removal or other remedial action is not completed within the time period required under any applicable Environmental Laws, the same shall, at the option of Beneficiary constitute a default hereunder, without further notice or cure period provided, however that if Trustor has commenced appropriate cleanup, removal or remedial action within the aforesaid period and is, in Beneficiary’s discretion, diligently pursuing same, then the foregoing shall not constitute a default.  Trustor and Beneficiary agree that:  (a) this Section 3.02 is intended as Beneficiary’s written request for information (and Trustor’s response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure Section 726.5; and (b) this Section 3.02 (together with any indemnity applicable to a breach of this Section 3.02) with respect to the environmental condition of the real property security is intended by Trustor and Beneficiary to be an “environmental provision” for purposes of California Code of Civil Procedure Section 736.  Further, it is expressly understood and agreed that Trustor’s duty to indemnify Beneficiary pursuant to the Loan Documents with respect to the environmental condition of the real property security shall, except as provided to the contrary herein, survive: (x) any judicial or nonjudicial foreclosure under this Deed of Trust, or the transfer of the Trust Estate in lieu thereof; (y) the release and reconveyance or cancellation of the Deed of Trust; and (z) the satisfaction of all of Trustor’s obligations under the Loan Documents.

ARTICLE IV

INTENTIONALLY OMITTED

ARTICLE V

REMEDIES UPON DEFAULT

5.01.       Events of Default.  Each of the following events shall constitute a default (“Event of Default”) under this Deed of Trust:

(a)           Failure of Trustor to pay within ten (10) days of the date when due any sum secured hereby, including but not limited to any installment of principal thereof or interest thereon;

(b)           Failure of Trustor to perform or observe any other covenant, warranty or other provision contained in this Deed of Trust and not otherwise covered in any of the other provisions of this Section 5.01, for a period in excess of thirty (30) days after the date on which notice of the nature of such failure is given by Beneficiary to Trustor (provided, however, that if such default is susceptible to cure but cannot by the use of reasonable efforts be cured within such thirty (30) day period, such default shall not constitute an Event of Default if and so long as Trustor has commenced to cure such default within such thirty (30) day period and thereafter is proceeding to cure such default continuously and diligently in Beneficiary’s reasonable judgment and such default, in any event, is cured not later than ninety (90) days after the occurrence of such default);

(c)           The occurrence of any default or event of default under the terms of any of the other Loan Documents which is not cured within any applicable notice and/or cure period; or

(d)           A default under any deed of trust subordinate to this Deed of Trust which is not cured within any applicable notice and/or cure period.

5.02.       Acceleration Upon Default, Additional Remedies.  Upon the occurrence of an Event of Default, Beneficiary may, at its option, declare all indebtedness secured hereby to be immediately due and payable without any presentment, demand, protest or notice of any kind.  Thereafter Beneficiary may:

(a)           Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Trust Estate, or any part thereof, in its own name or in the name of Trustee, and do any acts which it deems reasonably necessary to preserve the value, marketability or rentability of the Trust Estate, or any part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Trust Estate, sue for or otherwise collect the rents, issues and profits thereof, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection including, without limitation, attorneys’ fees, upon any indebtedness secured hereby, all in such order as Beneficiary may determine.  The entering upon and taking possession of the Trust Estate, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of all or any portion of the Trust Estate or the collection, receipt and application of rents, issues or profits, Trustee or Beneficiary shall be entitled to exercise every right provided for in any of the Loan Documents or by law upon occurrence of any Event of Default, including the right to exercise the power of sale;

(b)           Commence an action to foreclose this Deed of Trust as a mortgage, appoint a receiver, or specifically enforce any of the covenants hereof;

(c)           Deliver to Trustee a written declaration of default and demand for sale, and a written notice of default and election to cause Trustor’s interest in the Trust Estate to be sold, which notice Trustee or Beneficiary shall cause to be duly filed for record in the Official Records of the County in which the Trust Estate is located; or

(d)           Exercise all other rights and remedies provided herein, in any Loan Document or other document or agreement now or hereafter securing all or any portion of the obligations secured hereby, or by law.

5.03.       Foreclosure By Power of Sale.  Should Beneficiary elect to foreclose by exercise of the power of sale herein contained, Beneficiary shall notify Trustee and shall deposit with Trustee this Deed of Trust and the Note and such receipts and evidence of expenditures made and secured hereby as Trustee may require.

(a)           Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded, published and delivered to Trustor such Notice of Default and Election to Sell as then required by law and by this Deed of Trust.  Trustee shall, without demand on Trustor, after lapse of such time as may then be required by law and after recordation of such Notice of Default and after Notice of Sale having been given as required by law, sell the Trust Estate at the time and place of sale fixed by it in said Notice of Sale, either as a whole, or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale.  Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied.  The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof.  Any person, including, without limitation, Trustor, Trustee or Beneficiary, may purchase at such sale.

(b)           After deducting all costs, fees and expenses of Trustee and of this Trust, including costs of evidence of title in connection with sale and reasonable attorneys’ fees and costs, Trustee shall apply the proceeds of sale in the following priority, to payment of:  (i) first, all sums expended under the terms hereof, not then repaid, with accrued interest at the Agreed Rate;  (ii) second, all other sums then secured hereby; and (iii) the remainder, if any, to the person or persons legally entitled thereto.

(c)           Subject to California Civil Code Section 2924g, Trustee may postpone sale of all or any portion of the Trust Estate by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequent notice of sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

5.04.       Grant of Security Interest.  In addition to and not in substitution for any other interest granted herein, Trustor hereby grants to Beneficiary an express security interest in, and mortgages to the Beneficiary, all goods, types and items of property owned by the Trustor which are described in Subsection (a) below (herein, the “Equipment”) whether now or hereafter erected on or placed in or upon the Premises or any part thereof, and all replacements thereof, additions and accessions thereto and products and proceeds thereof, to further secure the payment of the Note, the payment of all other sums due from the Trustor to the Beneficiary, and the performance by Trustor of all the covenants and agreements set forth herein.  Trustor represents and covenants that, except for the security interest granted hereby, Trustor is the owner of the Equipment free from any adverse lien, security interest or encumbrance and that Trustor has made payment in full for all such Equipment; and Trustor will defend and protect the Equipment and title thereto against all claims and demands of all persons at any time claiming the Equipment or any interest therein.  Trustor will upon request from Beneficiary deliver to Beneficiary such further security agreements, chattel mortgages, financing statements and evidence of ownership of such items as Beneficiary may reasonably request.

(a)           The security interest hereby granted to Beneficiary shall cover the following types or items of property now or hereafter owned by the Trustor and used in connection with, and located upon, the Premises: All property described in Exhibit B attached hereto.  In addition, Trustor hereby grants to Beneficiary an express security interest in all tenements, hereditaments, easements, appendages, licenses, privileges and appurtenances belonging or in any way appertaining to the Trust Estate, and all interests in property, rights and franchises or any part thereof, together with all the reversions and remainders, and to the extent permitted by law, all rents, tolls, issues and profits from the Trust Estate, and all the estate, right, title, interest and claims whatsoever, at law and in equity, which Trustor now has or may hereafter acquire with respect to the Trust Estate and the Equipment.

(b)           Upon the occurrence of an Event of Default, Beneficiary may proceed in any sequence: (i) to exercise its rights hereunder with respect to all or any portion of the Trust Estate and all or any portion of the Collateral; and (ii) to exercise its rights under the security interest granted herein with respect to all or any portion of the collateral in accordance with the provisions of Section 9501(4) of the California Commercial Code.

5.05.       Appointment of Receiver.  Upon the occurrence of an Event of Default hereunder, Beneficiary, as a matter of right and without notice to Trustor or anyone claiming under Trustor, and without regard to the then value of the Trust Estate or the adequacy of any security for the obligations then secured hereby, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Trust Estate, and, except to the extent that Trustor is entitled to withhold consent or receive notice by law, Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor.  Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided herein and shall continue as such and exercise all such powers until the later of (a) the date of confirmation of sale of the Trust Estate; (b) the disbursement of all proceeds of the Trust Estate collected by such receiver and the payment of all expenses incurred in connection therewith; or (c) the termination of such receivership with the consent of Beneficiary or pursuant to an order of a court of competent jurisdiction.

5.06.       Remedies Not Exclusive.  Subject to applicable law, Trustee and Beneficiary, and each of them, shall be entitled to enforce payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Deed of Trust or under any Loan Document or other agreement or any laws now or hereafter in force, notwithstanding some or all of the said indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise.  Neither the acceptance of this Deed of Trust nor its enforcement whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Trustee’s or Beneficiary’s right to realize upon or enforce any other security now or hereafter held by Trustee or Beneficiary, it being agreed that Trustee and Beneficiary, and each of them, shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as they or either of them may in their absolute discretion determine.  No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  Every power or remedy given by any of the Loan Documents to Trustee or Beneficiary or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary and either of them may pursue inconsistent remedies

5.07.       Request for Notice.  Trustor hereby requests a copy of any notice of default and that any notice of sale hereunder be mailed to it at the address set forth in Section 7.05 of this Deed of Trust.

ARTICLE VI

6.01.       Financing Statement and Fixture Filing.

(a)           This Deed of Trust constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of the county in which the Premises is located with respect to any and all Fixtures (as hereinafter defined) included within the term “Improvements” as used herein and with respect to any goods, collateral or other personal property that may now be or hereafter become Fixtures.  As used herein, the term “Fixtures” shall mean all fixtures located upon or within the Improvements or now or hereafter installed in, or used in connection with any of the Improvements, including, but not limited to, any and all partitions, screens, awnings, motors, engines, boilers, furnaces, pipes, plumbing, elevators, cleaning and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, heating, ventilating, air conditioning, air cooling equipment, refrigerators, washer and dryer units, and gas and electric machinery, appurtenances and equipment, whether or not permanently affixed to the Premises or the Improvements.

(b)           It is understood and agreed that, to protect Beneficiary against the effect of California Commercial Code Section 9313, as amended from time to time, in the event that (x) any Fixture owned by Trustor on the Trust Estate, or any part thereof, is replaced or added to, or any new Fixture owned by Trustor is installed by Trustor, and in each case such Fixture has a cost or fair market value in excess of Ten Thousand and No/100 Dollars ($10,000.00), and (y) such Fixture is or may be subject to a security interest held by a seller or any other party:

(i)            Trustor or any owner of all or any part of the Trust Estate shall, before the replacement, addition or installation of any such Fixture, obtain the prior written approval of Beneficiary, and give Beneficiary written notice that a security agreement with respect to such Fixture has been or will be consummated, which notice shall contain the following information:

(A)          a description of the Fixtures to be replaced, added to, installed or substituted;

(B)           a recital of the location at which the Fixtures will be replaced, added to, installed or substituted;

(C)           a statement of the name and address of the holder and amount of the security interest; and

(D)          the date of the purchase of such Fixtures.

Neither this subparagraph nor any consent by Beneficiary pursuant to this subparagraph shall constitute an agreement to subordinate any right of Beneficiary in Fixtures or other property covered by this Deed of Trust.

(ii)           Unless Beneficiary has given Trustor its prior written approval of a proposed security agreement as provided in Section 6.01 (b)(i) hereof, Beneficiary may, at its option, at any time, pay the balance due under said security agreement and the amount so paid shall be (A) secured by this Deed of Trust and shall be a lien on the Trust Estate enjoying the same priorities vis-a-vis the estates and interests encumbered hereby as this Deed of Trust, and (B) payable on demand with interest at the Agreed Rate from the time of such payment as aforesaid; and the Beneficiary shall have the privilege of acquiring by assignment from the holder of said security interest any and all contract rights, accounts receivable, chattel paper, negotiable or non-negotiable instruments, or other evidence of Trustor’s indebtedness for such Fixtures, and, upon acquiring such interest aforesaid by assignment, shall have the right to enforce the security interest as assignee thereof, in accordance with the terms and provisions of the California Commercial Code, as amended or supplemented, and in accordance with the law.

(iii)          The provisions of subparagraph (ii) above shall not apply if the goods that may become Fixtures are of at least equivalent value and quality as any property being replaced and if the rights of the party holding such security interest have been expressly subordinated, at no cost to Beneficiary, to the lien of this Deed of Trust in a manner satisfactory to Beneficiary, including, without limitation, at the option of Beneficiary providing to Beneficiary a satisfactory opinion of counsel to the effect that this Deed of Trust constitutes a valid and subsisting lien on such Fixtures which is not subordinate to the lien of such security interest under any applicable law, including, without limitation, the provisions of Section 9313 of the California Commercial Code.

ARTICLE VII

MISCELLANEOUS

7.01.       Amendments.  This Deed of Trust or any provision hereof cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought.

7.02.       Trustor Waiver of Rights.  Trustor waives to the extent permitted by law, (a) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Trust Estate, and, (b) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshaling in the event of foreclosure of the liens hereby created, and (c) all rights and remedies which Trustor may have or be able to assert by reason of the laws of the State of California pertaining to the rights and remedies of sureties; provided, however, nothing contained herein shall be deemed to be a waiver of Trustor’s rights under Section 2924c of the California Civil Code.

7.03.       Statements by Trustor.  Trustor shall, within ten (10) days after written notice thereof from Beneficiary, deliver to Beneficiary a written statement stating to Trustor’s knowledge the unpaid principal of and interest on the Note and any other amounts secured by this Deed of Trust and stating whether any offset or defense exists against such principal and interest.

7.04.       Reconveyance by Trustee.  Upon written request of Beneficiary stating that all sums secured hereby have been paid in full, and upon surrender of this Deed of Trust and the Note to Trustee for cancellation and retention, and upon payment by Trustor of Trustee’s fees, Trustee shall reconvey to Trustor, or to the person or persons legally entitled thereto, without warranty, any portion of the Trust Estate then held hereunder.  The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof.  The grantee in any reconveyance may be described as “the person or persons legally entitled thereto.”  Notwithstanding anything to the contrary contained in this Deed of Trust, Trustor may obtain a partial release of this Deed of Trust with respect to a Condominium upon its compliance with and satisfaction of the provisions of Article IV of this Deed of Trust, and the applicable provisions of the Loan Agreement.

7.05.       Notices.  Any notice, demand or other communication required or permitted hereunder shall be deemed given (i) upon receipt when delivered or if sent by nationally recognized overnight air courier, or (ii) two (2) business days after being deposited in the United States certified mail, return receipt requested, properly addressed to the party, at the address of such party set forth below:

To Beneficiary:	Amster Trading Company Charitable Remainder Trust
dated March 10, 2003
23811 Chagrin Boulevard, Suite 200
Beachwood, Ohio 44122
Attention: Howard Amster, Trustee

With a copy to:	Ulmer & Berne LLP
Penton Media Building
1300 East Ninth Street, Suite 900
Cleveland, Ohio 44114
Attention: Robert A. Fein, Esq.

To Trustor:	Horizon Group Properties, L.P.
77 West Wacker Drive, Suite 4200
Chicago, Illinois 60601
Attention: Gary J. Skoien

With a copy to:	Schiff Hardin & Waite
6600 Sears Tower
Chicago, Illinois 60606
Attention: David A. Grossberg, Esq.

To Trustee:	First American Title
1850 South Central Street
Visalia, California 93277

or such other address the party to receive such notice may have theretofore furnished to all other parties by notice in accordance herewith.

7.06.       Acceptance by Trustee.  Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

7.07.       Captions.  The captions or headings at the beginning of each Section hereof are for the convenience of the parties and are not a part of this Deed of Trust.

7.08.       Invalidity of Certain Provisions.  Every provision of this Deed of Trust is intended to be severable.  In the event any term of provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.  If the lien of this Deed of Trust is invalid or unenforceable as to any part of the debt, or if the lien is invalid or unenforceable as to any part of the Trust Estate, the unsecured or partially secured portion of the debt shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the debt, and all payments made on the debt, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of this Deed of Trust.

7.09.       Subrogation.  To the extent that proceeds of the Note are used to pay any outstanding lien, charge or prior encumbrance against the Trust Estate, such proceeds have been or will be advanced by Beneficiary at Trustor’s request and Beneficiary shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released.

7.10.       Attorneys’ Fees.  If the Note is not paid when due or if any Event of Default occurs, Trustor promises to pay all costs of enforcement and collection, including but not limited to, reasonable attorneys’ fees and costs, whether or not such enforcement and collection includes the filing of a lawsuit.

7.11.       No Merger of Lease.  If both lessor’s and lessee’s estate under any lease or any portion thereof which constitutes a part of the Trust Estate shall at any time become vested in the owner, this Deed of Trust and the lien created hereby shall not be destroyed or terminated by application of the doctrine of merger unless Beneficiary so elects as evidenced by recording a written declaration so stating, and, unless and until Beneficiary so elects, Beneficiary shall continue to have and enjoy all of the rights and privileges of Beneficiary as to the separate estates.  In addition, upon the foreclosure of the lien created by this Deed of Trust on the Trust Estate pursuant to the provisions hereof, any leases or subleases then existing and affecting all or any portion of the Trust Estate shall not be destroyed or terminated by application of the law of merger or as a matter of law or as a result of such foreclosure unless Beneficiary or any purchaser at such foreclosure sale shall so elect.

7.12.       Governing Law.  The creation, perfection, priority and enforcement of the lien created by this Deed of Trust shall be governed by and construed in accordance with the laws of the State of California and in all other respects this Deed of Trust shall be governed by the internal laws of the State of Illinois without regard to principles of conflicts of law.  Enforcement of the Loan Agreement, the Note secured by this Deed of Trust and the other Loan Documents, except as otherwise expressly provided therein, shall be governed by and construed in accord with the internal laws of the State of Illinois without regard to principles of conflicts of law.

7.13.       Joint and Several Obligations.  Should this Deed of Trust be signed by more than one party, all obligations herein contained shall be deemed to be the joint and several obligations of each party executing the Deed of Trust.  Any married person signing this Deed of Trust agrees that recourse may be had against community assets and against his or her separate property for the satisfaction of all obligations contained herein.

7.14.       Interpretation.  In this Deed of Trust the singular shall include the plural and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

7.15.       Counterparts.  This Deed of Trust may be executed and acknowledged in counterparts, all of which executed and acknowledged counterparts shall together constitute a single document.  Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to physically form one document, which may be recorded.

7.16.       Completion of Construction.  This Deed of Trust is a Construction Deed of Trust within the meaning of California Commercial Code Section 9313 for purposes of subdivision (6) of said statute “completion of construction” shall not be deemed to occur prior to completion of all work, and installation or incorporation into the improvements of all materials, for which sums secured hereby are disbursed by Beneficiary.

7.17.       Further Assurances.  Trustor, Beneficiary and Trustee agree to do or to cause to be done such further acts and things and to execute and deliver or to cause to be executed and delivered such additional assignments, agreements, powers and instruments, as any of them may reasonably require or deem advisable to keep valid and effective the charges and lien hereof, to carry into effect the purposes of this Deed of Trust or to better assure an confirm unto any of them their rights, powers and remedies hereunder; and, upon request by Beneficiary, shall supply evidence of fulfillment of each of the covenants herein contained concerning which a request for such evidence has been made.

7.18.       Nonforeign Entity.  Section 1445 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) and Section 18805 of the California Revenue and Taxation Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  To inform Beneficiary that the withholding of tax will not be required in the event of the disposition of the Premises or Improvements pursuant to the terms of this Deed of Trust, Trustor hereby certifies, under penalty of perjury, that:

(a)           Trustor is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder; and

(b)           Trustor’s U.S. employer identification number is 38-3414551; and

(c)           Trustor’s principal place of business is 5000 Hakes Drive, Muskegon, Michigan 49441.

It is understood that Beneficiary may disclose the contents of this certification to the Internal Revenue Service and the California Franchise Tax Board and that any false statement contained herein could be punished by fine, imprisonment or both.  Trustor covenants and agrees to execute such further certificates, which shall be signed under penalty of perjury, as Beneficiary shall reasonably require.  The covenant set forth herein shall survive the foreclosure of the lien of this Deed of Trust or acceptance of a deed in lieu thereof.

7.19.       Substitution of New Legal Description for the Premises.  The legal description of the Premises attached as Exhibit A to this Deed of Trust is a metes and bounds description of the Premises (the “Metes and Bounds Legal Description”).  The Premises will, upon the completion of the reconfiguration of various parcels comprising the Tulare Outlet Center (the “Reconfiguration”), be platted and described as the parcel depicted as Parcel 2 on Exhibit C attached to this Deed of Trust (the “Platted Legal Description”).  Trustor shall cause the Reconfiguration to be completed by the Term Loan Period Commencement Date and, upon completion of the Reconfiguration, the parties shall enter into a modification agreement of this Deed of Trust reasonably acceptable to Beneficiary (the “Modification of Deed of Trust”), which shall provide that the Metes and Bounds Description shall be deleted from this Deed of Trust and replaced with the Platted Legal Description which shall thereafter for all purposes be subject to this Deed of Trust.  Beneficiary agrees that, upon Trustor’s completion of the Reconfiguration, Beneficiary shall execute and deliver the Modification of Deed of Trust for the purpose of substituting the Platted Legal Description for the Metes and Bounds Legal Description.  Beneficiary’s obligation to enter into the Modification of Deed of Trust as provided in the prior sentence is conditioned upon the issuance by the Title Insurer of an endorsement to the Title Policy such that the Title Policy insures that this Deed of Trust as modified by the Modification of Deed of Trust creates a first lien on the Platted Legal Description with the same priority as the lien created by this Deed of Trust.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year first above written.

TRUSTOR:

HORIZON GROUP PROPERTIES, L.P., a
Delaware limited partnership

By:	Horizon Group Properties, Inc.
Its:	General Partner

	By:	/s/ David Tinkham
David Tinkham,
Senior Vice President / CFO

STATE OF	)
) SS:
COUNTY OF	)

On April      , 2003, before me,                               , a Notary Public in and for said State, personally appeared David Tinkham personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as Senior Vice President / CFO of Horizon Group Properties, Inc., a Maryland corporation, in its capacity as the general partner of Horizon Group Properties, L.P., a Delaware limited partnership, on behalf of said limited partnership.

WITNESS my hand and official seal.

Signature:

EXHIBIT A

LEGAL DESCRIPTION

Real property in the City of Tulare, County of Tulare, State of California, described as follows:

That portion of Parcel 4 and the ‘REMAINDER’ parcel of Parcel Map No. 4406, in the City of Tulare, County of Tulare, State of California, as per Map recorded in Book 45, Page 11 of Parcel Maps, in the office of the County Recorder of Said County and Situated in Section 35, Township 19 South, Range 24 East, Mount Diablo Base and Meridian, more particularly described as follows:

COMMENCING at the northwesterly corner of said ‘REMAINDER’ parcel; thence S 30°45’35” E 486.95 feet along the westerly line thereof; thence North 59°41’05” E 212.98 feet; thence South 30°18’55” East 275.86 feet to the beginning of a tangent curve concave to the southwest having a radius of 99.50 feet; thence southeasterly 18.84 feet along said curve through a central angle of 10°50’49”; thence South 19°28’06”E 13.78 feet to the beginning of a tangent curve concave to the northeast having a radius of 100.50 feet; thence Southeasterly 19.03 feet along said curve through a central angle of 10°50’49”; thence South 30°18’55” E 2.47 feet to the TRUE POINT OF BEGINNING; thence South 30°18’55” E 115.70 feet; thence South 14°41’05” W 25.49 feet; thence South 59°41’05” W 7.07 feet; thence South 30°18’55” E 116.21 feet; thence North 59°41’05” E 17.17 feet; thence South 30°18’55” E 113.92 feet; thence South 59°41’05” W 117.17 feet; thence North 30°18’55” W 363.85 feet; thence North 59°41’05” E 125.10 feet to the POINT OF BEGINNING.

Excepting therefrom all oil, gas and/or minerals in and under said land and rights incidental to the development of the same, as reserved by California Lands Incorporated, a corporation, in Deed dated October 15, 1936, recorded December 19, 1936 in Book 707, Page 309 of Official Records of Tulare County.

Excepting therefrom the following described land:

Commencing at the northeasterly corner of Parcel 4, Thence S30°18’55” East 9.07 feet; Thence N59°41’05” East 21.10 feet; Thence S30°18’55” East 275.86 feet to the beginning of a tangent curve concave to the Southwest having a radius of 99.50 feet; Thence Southeasterly 18.84 feet along said curve through a central angle of 10°50’49”; Thence S19°28’06” East 13.78 feet to the beginning of a tangent curve concave to the Northeast having a radius of 100.5 feet; Thence Southeasterly 19.03 feet along said curve through a central angle of 10°50’49”; Thence S30°18’55” East 99.56 feet to the true point of beginning; Thence S30°18’55” East 18.61 feet; Thence S14°41’05” West 25.49 feet; Thence S59°41’05” West 7.07 feet; Thence S30°18’55” East 116.21 feet; Thence S59°42’35” West 4.83 feet; Thence N30°18’55” West 136.75 feet; Thence N59°41’05” East 13.45 feet; Thence N15°22’01” East 23.03 feet to the point of beginning.

Also excepting therefrom the following described land:

Beginning at the Southeasterly corner of said Parcel 4, thence S59°36’20” West 1.25 feet; Thence N30°18’55” West 113.92 feet; Thence N59°35’14” East 1.25 feet; Thence S30°18’55” East 113.92 feet to the point of beginning.

Also excepting therefrom the following described land:

Beginning at the Southwesterly corner of said Parcel 4, Thence N30°18’55” West 363.85 feet; Thence N59°41’05” East 1.33 feet; Thence S30°18’55” East 363.85 feet; Thence S59°45’32” West 1.33 feet to the point of beginning.

APN:  Portion of 166-030-050 and 166-030-051.

EXHIBIT B

DESCRIPTION OF COLLATERAL

An express security interest is granted in the following:

1.             All of Trustor’s right, title and interest in personal property of any kind or nature whatsoever, whether tangible or intangible, which is used or will be used in the construction of, or is or will be placed in or upon, or is derived from or used in connection with, the maintenance, use, occupancy or enjoyment of the real property and the buildings and improvements constructed thereon located in Tulare, California.

All of the above buildings are or will be located on the land (the “Premises”) legally described in Exhibit A of the instrument to which this Exhibit B is attached.

2.             The security interest granted herein attaches, without limitation, to Trustor’s interest in all accounts, documents, instruments, chattel paper, equipment, machinery, fixtures, general intangibles, inventory (as such terms are defined in the Uniform Commercial Code of the State of California), furniture, carpeting and subcontracts for the construction, reconstruction or repair of improvements, bonds, permits, licenses, guarantees, warranties, causes of action, judgments, claims, profits, rents, security deposits, utility deposits, refunds of fees, insurance premiums, deposits paid to any governmental authority, letters of credit, insurance policies and insurance proceeds, any awards that may be made by any condemning authority for any partial or total taking of the Trust Property by condemnation or eminent domain or any conveyance in lieu thereof, together with all present and future attachments, accretions, accessions, replacements, and additions thereto and products and proceeds thereof, together with all of Trustor’s interest in:

(a)             all machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications, elevator, or kitchen fixtures), cleaning apparatus, beds, linens, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, restaurant and kitchen equipment, supplies, and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Trustor, or in which Trustor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements (hereinafter collectively called the “Equipment”), including any leases of any of the foregoing, any deposits existing at any time in connection with any of the foregoing, and the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Trustor in and to any of the Equipment that may be subject to any “security interests” as defined in the Uniform Commercial Code, as adopted and enacted by the state or state where the Trust Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Deed of Trust;

(b)             all awards or payments, including interest thereon, that may heretofore and hereafter be made with respect to the Premises and the Improvements, whether from the exercise of the right of eminent domain or condemnation (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Premises and Improvements;

(c)             all residential or commercial leases, and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (all of the foregoing collectively called the “Leases”) and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Trustor or its agents or employees from the Leases and any and all other sources arising from or attributable to the Premises and the Improvements (the “Rents”), together with all proceeds from the sale or other disposition of the Leases and the Trust Property and the right to receive and apply the Rents to the payment of the indebtedness secured hereby; together with

(d)             all accounts including rights to payment for goods sold or leased or to be sold or leased or for services rendered or to be rendered), escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, permits, licenses (to the extent assignable, including, without limitation, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights, obtained from any governmental, quasi-governmental or private person or entity whatsoever concerning ownership, operation, use or occupancy of the Trust Property), contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Trust Property, approvals, actions, refunds of real estate taxes and assessments and any other governmental impositions related to the Trust Property, approvals, actions and causes of action that now or hereafter relate to, are derived from or are used in connection with the Trust Property or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively called the “Intangibles”); together with

(e)             all proceeds, products, offspring, rents and profits from any of the foregoing, including, without limitation, those from sale, exchange, transfer, collection, loss, damage disposition, substitution or replacement of any of the foregoing.

EXHIBIT C

PLATTED LEGAL DESCRIPTION